[PRINCETON NATIONAL BANCORP, INC. LOGO]                             EXHIBIT 99.1





                               PRINCETON NATIONAL BANCORP, INC. GENERATES RECORD
                                                              EARNINGS PER SHARE

PRINCETON, Illinois -- January 26, 2004 -- Princeton National Bancorp, Inc. (NASDAQ: PNBC)

Tony Sorcic, President & CEO, announced today, "Princeton National Bancorp, Inc. surpassed its 2002 record-breaking earnings by generating diluted earnings per share of $2.05 in 2003, a 10.2% increase from the $1.86 which was produced in 2002. The Company's efforts to increase the level of non-interest revenue sources contributed to these outstanding results. Fees from mortgage loans, commercial loans, deposits, trust, farm management, and security gains contributed to the additional non-interest income."

Sorcic continued, "The Company's return on equity increased 5.2% to 13.01% in 2003 from 12.37% in 2002. Contributing to this increase was the repurchase of 141,000 shares of common stock during 2003. The stock was repurchased at an average price of $24.70. Since 1997, the Company has repurchased 1,034,271 shares of common stock through stock repurchase programs."

Sorcic concluded, "The Company's improvement in the net interest margin continued in the fourth quarter; the net interest margin increased to 3.90% from 3.84% in the third quarter. However, the net interest margin for the year of 3.69% is 6.6% below the 2002 level of 3.95%. The prepayment activity on mortgage-backed securities in the investment portfolio contributed to the compression of the net interest margin. During the fourth quarter of 2003, the prepayments on mortgage backed securities returned to the levels experienced prior to the mortgage refinancing period. Based on this reduction in prepayments on mortgage-backed securities and the growth in earning assets, we believe further improvement in the net interest margin will be experienced during 2004."

The Board of Directors approved an additional 100,000 share, or approximately 3%, stock repurchase program. Under the plan, the Company will repurchase up to 100,000 shares of its outstanding common stock in the open market or in private transactions over the next twelve months. Purchases will be dependent upon market conditions and the availability of shares. The Company currently has 3,124,003 outstanding shares of common stock.

Net income for 2003 was $6.603 million, an increase from $6.134 million in 2002. Non-interest income of $9.408 million represents a 24.4% increase from the 2002 level of $7.563 million. The increase in non-interest income was driven primarily by an $857,000 increase in mortgage banking income as well as gains of $1 million on the sales of securities. The improvement in the return on average assets ratio continued in 2003, resulting in a ratio of 1.10% for the year, compared to 1.08% in 2002.

The Company ended 2003 with total deposits of $537.8 million. Despite the lower interest rate environment during 2003, the Company attracted new deposits totaling $26.6 million. This increase in deposits occurred primarily in transaction and money market accounts.

Total assets of $609.7 million represents an increase of $22.4 million from December 31, 2002. The Company continued to experience strong growth in its loan portfolio in 2003. Total loans increased $21.6 million, reaching a record high of $383.1 million. Loan growth was particularly strong in the areas of commercial and agricultural, which combined totaled $21.1 million. The Company was able to generate this loan growth while maintaining a low level of non-performing loans; the balance of non-performing loans at December 31, 2003 was approximately $969,000 as compared to $3.8 million at December 31, 2002. The ratio of non-performing loans to total loans decreased to .25% at December 31, 2003 from 1.06% at December 31, 2002.


Net income for the fourth quarter of 2003 totaled $1.637 million, diluted earnings per share totaled $.51, and the return on average equity was 12.86%. This compares favorably to net income of $1.505 million in the fourth quarter of 2002, diluted earnings per share of $.46, and the return on average equity of 11.89%.

Total non-interest income of $1.974 million is down slightly from the fourth quarter of 2002, due to a $166,000 decline in mortgage banking income. Offsetting the decrease in mortgage banking income were increases in deposit fee income, trust fees, and brokerage fees. For the fourteenth consecutive quarter the Company's annualized non-interest income equaled or exceeded 1% of average assets.

In the fourth quarter, the Company repurchased 30,000 shares at an average price of $28.52, completing the Stock Repurchase Program announced in May of 2003. This is the Company's seventh repurchase program since 1997.

The stock price reached a record high of $29.12 during 2003 and closed the year at $28.55. This represents a 35.0% increase from the 2002 year-end closing price of $21.15.

Princeton National Bancorp, Inc. purchased land in Elburn and signed a purchase contract for land in Aurora, Illinois in 2003. The Company will begin construction of the facility in Aurora, Illinois in 2004. Once this facility is completed, construction will begin on the facility in Elburn, Illinois. Princeton National Bancorp, Inc. is very excited about the opportunities which will be presented from these new locations and is anxious to become a member of these high-growth communities.

It is with regret the Company announces the death of a long-time, dedicated Director, Don S. Browning. Mr. Browning was appointed to the Board in 1983 and served on both the Company's and the Subsidiary Bank's Board of Directors. His valuable input and friendship will be greatly missed by the Board of Directors, Management and the Company.

The Company has community-banking locations throughout northern Illinois, five of which are in high-growth markets and two additional locations (Aurora and Elburn) which will also be built in high growth markets. These communities include: Huntley, Hampshire, Minooka, Sandwich,

Genoa, Peru, Princeton, Henry, Oglesby, Spring Valley, and DePue. The Subsidiary Bank, Citizens First National Bank, provides financial services to meet the needs of individuals, businesses, and public entities.

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements are identified by the use of words such as 1) believes, 2) anticipates, 3) estimates, 4) expects, 5) projects or similar words. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. The figures included in this press release are unaudited and may vary from the audited results.

Inquiries should be directed to:  Lou Ann Birkey, Vice President -- Investor Relations,
                                  Princeton National Bancorp, Inc. (815) 875-4444,
                                  E-Mail address: pnbc@citizens1st.com



                    (PRINCETON NATIONAL BANCORP, INC. LOGO)



                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in thousands, except share data)


                                                             December 31,    December 31,
                                                               2003             2002
                                                            -----------     -----------
ASSETS

Cash and due from banks                                     $    13,428     $    13,939
Interest-bearing deposits with financial institutions               511           1,706
Federal funds sold                                                2,475           3,225
                                                            -----------     -----------
     Total cash and cash equivalents                             16,414          18,870

Loans held for sale, at lower of cost or market                   2,323           6,761

Investment securities available-for-sale                        154,065         157,881
Investment securities held-to-maturity                           15,827          11,437
                                                            -----------     -----------
     Total investment securities                                169,892         169,318

Loans, net of unearned interest                                 383,053         357,359
Allowance for loan losses                                        (2,250)         (2,660)
                                                            -----------     -----------
     Net loans                                                  380,803         354,699

Premises and equipment, net                                      14,664          13,388
Bank-owned life insurance                                        15,036          13,566
Goodwill, net of accumulated amortization                         1,355           1,355
Intangible assets, net of accumulated amortization                1,525           1,732
Interest receivable                                               4,634           5,180
Other real estate owned                                             798              75
Other assets                                                      2,293           2,431
                                                            -----------     -----------

     TOTAL ASSETS                                           $   609,737     $   587,375
                                                            ===========     ===========

---------------------------------------------------------------------------------------
LIABILITIES

Demand deposits                                             $    65,418     $    58,655
Interest-bearing demand deposits                                179,805         155,549
Savings deposits                                                 57,151          51,750
Time deposits                                                   235,453         245,313
                                                            -----------     -----------
     Total deposits                                             537,827         511,267

Customer repurchase agreements                                    9,664          10,044
Advances from the Federal Home Loan Bank                          5,150           5,750
Interest-bearing demand notes issued to the U.S. Treasury           297           2,397
Note payable                                                      1,050           1,300
                                                            -----------     -----------
     Total borrowings                                            16,161          19,491

Other liabilities                                                 4,874           5,543
                                                            -----------     -----------
     Total liabilities                                          558,862         536,301
                                                            -----------     -----------

STOCKHOLDERS' EQUITY

Common stock                                                     20,699          20,699
Surplus                                                           7,020           6,612
Retained earnings                                                38,726          35,255
Accumulated other comprehensive income, net of tax                1,275           2,218
Less:  Treasury stock                                           (16,845)        (13,710)
                                                            -----------     -----------
     Total stockholders' equity                                  50,875          51,074
                                                            -----------     -----------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                    $   609,737     $   587,375
                                                            ===========     ===========


CAPITAL STATISTICS

YTD average equity to average assets                               8.49%           8.75%
Tier 1 leverage capital ratio                                      7.70%           7.80%
Tier 1 risk-based capital ratio                                   10.72%          11.10%
Total risk-based capital ratio                                    11.22%          11.74%
Book value per share                                        $     16.29     $     15.79
Closing market price per share                              $     28.55     $     21.15
End of period shares outstanding                              3,124,003       3,233,686
End of period treasury shares outstanding                     1,015,838         906,155


                    (PRINCETON NATIONAL BANCORP, INC. LOGO)


                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(dollars in thousands, except share data)


                                                           THREE MONTHS      THREE MONTHS         YEAR             YEAR
                                                               ENDED            ENDED            ENDED            ENDED
                                                           Dec. 31, 2003    Dec. 31, 2002    Dec. 31, 2003    Dec. 31, 2002
                                                           -------------    -------------    -------------    -------------
INTEREST INCOME

Interest and fees on loans                                  $    5,905      $    6,115        $   23,763      $   24,829
Interest and dividends on investment securities                  1,563           1,883             5,504           7,620
Interest on federal funds sold                                      11              25                72             131
Interest on interest-bearing time deposits in other banks            9              16                55              89
                                                            ----------      ----------        ----------      ----------
     Total Interest Income                                       7,488           8,039            29,394          32,669
                                                            ----------      ----------        ----------      ----------

INTEREST EXPENSE

Interest on deposits                                             2,272           3,053            10,094          13,029
Interest on borrowings                                             101             127               417             530
                                                            ----------      ----------        ----------      ----------
     Total Interest Expense                                      2,373           3,180            10,511          13,559
                                                            ----------      ----------        ----------      ----------

NET INTEREST INCOME                                              5,115           4,859            18,883          19,110
Provision for loan losses                                           95             218               460             643
                                                            ----------      ----------        ----------      ----------

NET INTEREST INCOME AFTER PROVISION                              5,020           4,641            18,423          18,467
                                                            ----------      ----------        ----------      ----------

NON-INTEREST INCOME
Trust & farm management fees                                       325             297             1,280           1,192
Service charges on deposit accounts                                776             723             3,018           2,754
Other service charges                                              254             253             1,056           1,013
Gain on sales of securities available-for-sale                      67               0             1,002             138
Brokerage fee income                                               140             130               550             631
Mortgage banking income                                            217             383             1,771             914
Bank-owned life insurance                                          145             202               584             778
Other operating income                                              50              18               147             143
                                                            ----------      ----------        ----------      ----------
     Total Non-Interest Income                                   1,974           2,006             9,408           7,563
                                                            ----------      ----------        ----------      ----------

NON-INTEREST EXPENSE
Salaries and employee benefits                                   2,807           2,689            10,808          10,094
Occupancy                                                          295             303             1,237           1,195
Equipment expense                                                  427             378             1,624           1,498
Federal insurance assessments                                       52              53               212             212
Intangible assets amortization                                      52              54               208             210
Data processing                                                    175             172               706             731
Advertising                                                        145              99               449             447
Other operating expense                                            826             837             3,463           3,305
                                                            ----------      ----------        ----------      ----------
     Total Non-Interest Expense                                  4,779           4,585            18,707          17,692
                                                            ----------      ----------        ----------      ----------

INCOME BEFORE INCOME TAXES                                       2,215           2,062             9,124           8,338
Income tax expense                                                 578             557             2,521           2,204
                                                            ----------      ----------        ----------      ----------

NET INCOME                                                  $    1,637      $    1,505        $    6,603      $    6,134
                                                            ==========      ==========        ==========      ==========



NET INCOME PER SHARE:
     BASIC                                                  $     0.52      $     0.47        $     2.08      $     1.87
     DILUTED                                                $     0.51      $     0.46        $     2.05      $     1.86

Basic weighted average shares outstanding                    3,143,961       3,230,678         3,181,424       3,283,016
Diluted weighted average shares outstanding                  3,191,466       3,255,126         3,220,227       3,302,986


PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets                                          1.07%           1.01%             1.10%           1.08%
Return on average equity                                         12.86%          11.89%            13.01%          12.37%
Net interest margin (tax-equivalent)                              3.90%           3.87%             3.69%           3.95%
Efficiency ratio (tax-equivalent)                                64.22%          63.72%            63.12%          63.25%


ASSET QUALITY

Net loan charge-offs                                               223             305               870             283
Total non-performing loans                                         969           3,820               969           3,820
Non-performing loans as a % of total loans                        0.25%           1.05%             0.25%           1.05%
